UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

EQT Private Equity Company LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56683	99-3903361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 34th Floor New York, NY	10167
(Address of principal executive offices)	(Zip Code)

(917) 281-0850

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Suzanne Donohoe’s departure from EQT, Ms. Donohoe notified the Board of Directors (the “Board”) of EQT Private Equity Company LLC (the “Company”) of her decision to resign from the Board on January 30, 2026, effective as of such date. The resignation of Ms. Donohoe was not the result of any disagreement with the Company, the Company’s management, or any other member of the Board.

In connection with the resignation of Ms. Donohoe, the Company expects that EQT Holdings AB, the holder of all outstanding Class Q Shares of the Company, will appoint James Yu as a director of the Board to fill the vacancy created by such resignation, to serve until his successor is duly appointed and qualified or earlier resignation, removal or other cessation. Mr. Yu will serve as the Chairperson of the Board and a member of the Company’s executive committee, subject to confirmation by the Board and the Company’s Chief Executive Officer, as applicable.

James Yu, Head of Client Relations and Capital Raising at EQT Partners, joined EQT Partners in April 2013. Mr. Yu is also responsible for the Capital Markets team. Prior to joining EQT Partners, Mr. Yu was a Managing Director in the Leveraged and Acquisition Finance team at Morgan Stanley in London. Prior to that, Mr. Yu served as a Managing Director at J.P. Morgan. Mr. Yu has more than 20 years of investment banking experience in London and New York and has worked on a variety of financing and advisory transactions. Mr. Yu holds a Bachelor of Arts in Economics from Trinity College and an MBA in Finance and Marketing from Columbia Business School. Mr. Yu’s extensive knowledge of EQT’s business and operations, as well as his experience in capital raising and capital markets, will provide significant value to our Board.

Upon election as director, the Company will enter into an indemnification agreement with Mr. Yu in substantially the same form of agreement that the Company has entered with its directors and executive officers.

Mr. Yu (i) has no arrangements or understandings with any other person pursuant to which he will be selected as a director and (ii) there are no transactions between Mr. Yu and the Company required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT Private Equity Company LLC

By:	/s/ Bethany Oleynick
Name:	Bethany Oleynick
Title:	Legal Director and Secretary

Date: February 2, 2026